UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2017

Ladenburg Thalmann Financial Services Inc.

(Exact name of registrant as specified in its charter)

Florida	001-15799	65-0701248
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4400 Biscayne Boulevard, 12th Floor Miami, Florida	33137
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 572-4100

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed, on November 21, 2017, Ladenburg Thalmann Financial Services Inc. (the “Company”) completed the sale of $72,500,000 aggregate principal amount of its 6.50% Senior Notes due 2027 (the “Firm Notes”), pursuant to an Underwriting Agreement, dated as of November 14, 2017, between the Company and Ladenburg Thalmann & Co. Inc., as representative of the underwriters named in Schedule A thereto (the “Underwriters”). The Company granted the Underwriters the option to purchase from the Company up to an additional $10,875,000 aggregate principal amount of 6.50% Senior Notes due 2027 (the “Option Notes” and together with the Firm Notes, the “Notes”), to cover overallotments.

On December 12, 2017, the Company completed the sale of $4,068,700 of Option Notes (the “Partial Option Notes”), resulting in net proceeds of approximately $3,905,952 after deducting underwriting discounts and commissions, but before expenses.

The Partial Option Notes were issued pursuant to an indenture and a first supplemental indenture, each dated as of November 21, 2017 (the “Base Indenture” and “Supplemental Indenture,” respectively), between the Company and U.S. Bank National Association, as trustee.

The Base Indenture, Supplemental Indenture and the Notes are described in the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 21, 2017 (the “November Form 8-K”). Such descriptions do not purport to be complete and are qualified in their entirety by reference to the full text of the Base Indenture, Supplemental Indenture and the form of Note, copies of which are attached to the November Form 8-K as exhibits thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 12, 2017	LADENBURG THALMANN FINANCIAL SERVICES INC.

	By:	/s/ Brett H. Kaufman
	Name:	Brett H. Kaufman
	Title:	Senior Vice President and Chief Financial Officer